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                                                                   EXHIBIT 10.19



                            ASSET PURCHASE AGREEMENT



         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of July 25, 2000, by and among AMERICAN NATIONAL FINANCIAL, INC., a California corporation ("Buyer") and CHICAGO TITLE INSURANCE COMPANY, a Missouri corporation ("Seller").

                                    RECITALS

         WHEREAS, out of its office located in Tucson, Arizona (the "Office"), Seller is engaged in the business of providing title insurance within the area of Pima County, Arizona (the "Business"); and

         WHEREAS, Seller desires to sell and transfer to Buyer and Buyer desires to purchase from Seller, substantially all of the assets of the Business, upon the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises, mutual covenants, agreements, representations and warranties contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller, intending to be legally bound, hereby agree as follows:

                                   ARTICLE 1

                                PURCHASE AND SALE

         1.01 PURCHASE AND SALE OF ASSETS. At the Closing (as hereinafter defined), and subject to the terms and conditions of this Agreement, Seller hereby agrees to sell, transfer, convey, assign and deliver to Buyer, and Buyer agrees to purchase and acquire from Seller, the following assets of Seller (collectively, the "Purchased Assets"):

                  (a) Escrow Inventory/Assigned Contracts. All of Seller's right, title and interest in and to Seller's contracts, agreements, commitments and understandings to perform escrow services for escrows which have not yet closed as of the Closing Date and which have originated in the Office (the "Assigned Contracts");

                  (b) Fixed Assets. All of Seller's right, title and interest to the supplies, computers, printers, equipment, furniture, fixtures specifically listed on Schedule 1.01(b) hereto (collectively, the "Fixed Assets"); and

                  (c) Client Files. All of Seller's right, title and interest to customer information assembled and compiled in the course of the operation of the Business,

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         specifically, and to the extent available, financial and account servicing files on all the customers of Seller related to the Business (the "Client Files").

         1.02 EXCLUDED ASSETS. The Purchased Assets shall include only the assets expressly listed in Section 1.01 and shall not include any other assets of Seller of any kind.

         1.03 ASSUMPTION OF LIABILITIES. At the Closing, Buyer shall assume, discharge and become liable only for (i) those executory obligations arising after the Closing Date under the Purchased Assets and (ii) those obligations set forth on Schedule 1.03 (collectively, the "Assumed Liabilities"). The Assumed Liabilities shall not include any obligations or liabilities arising out of any act or omission or default of Seller under any Assigned Contract regardless of when such obligation is asserted. Except as set forth herein, Buyer shall not assume, or in any way be responsible for any obligations of Seller.

         1.04 RETAINED LIABILITIES. Except for the Assumed Liabilities, Seller agrees that Buyer shall not be obligated to assume or perform and is not assuming or performing, and Seller shall remain responsible for, any liabilities or obligations of Seller, whether known or unknown, fixed or contingent, certain or uncertain, and regardless of when such liabilities or obligations may arise or may have arisen or when they are or were asserted (the "Retained Liabilities").

         1.05 SUBLEASES. At the Closing, Seller and Buyer shall enter into subleases (the "Subleases") for the properties set forth on Schedule 1.05, with the primary terms for each Sublease set forth on Schedule 1.05.


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                                   ARTICLE 2

                            CASH AND FIDUCIARY ASSETS

         2.01 CASH AND OTHER FIDUCIARY ASSETS. At Closing, Seller will assign to Buyer all of its right, title and interest in bank accounts and other accounts (the "Fiduciary Accounts") in which any funds, property, investments, documents or other property are being held by Seller in a fiduciary capacity for the benefit of any person (the "Fiduciary Assets") relating to the Assigned Contracts. The Fiduciary Assets and Fiduciary Accounts are described in Schedule
2.01 to this Agreement, and include, without limitation, all fiduciary funds and fiduciary property connected to the Business. Seller shall execute any document reasonably requested by Buyer to evidence the assignment made in this Article. At Closing, Seller shall deliver to Buyer in immediately available funds the amount shown as "Escrow Ledger Balance" on Schedule 2.01, and any other documents necessary to transfer to Buyer the Fiduciary Assets and the Fiduciary Accounts, and Buyer will have sole control over the Fiduciary Accounts and Fiduciary Assets from and after the Closing Date.

                                   ARTICLE 3

                                 PURCHASE PRICE

         3.01 PURCHASE PRICE. The purchase price (the "Purchase Price") to be paid by Buyer to Seller for the Purchased Assets shall be One Hundred Thousand Dollars ($100,000), which shall be paid at Closing to Seller in cash or via wire transfer in immediately available funds.

                                   ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer as follows:

         4.01 ORGANIZATION AND STANDING. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted or proposed to be conducted.

         4.02 CORPORATE AUTHORITY. Seller has the corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated by this Agreement in accordance with the terms of this Agreement.

         4.03 CORPORATE AUTHORIZATION. Seller has taken all necessary corporate actions to authorize and approve the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement. This Agreement constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.


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         4.04 REQUIRED CONSENTS. Except as set forth on Schedule 4.04, no consents or approvals of any governmental body or authority and no consents or waivers from any other parties to leases, licenses, franchises, permits, indentures, agreements or other instruments are required for the lawful consummation by Seller of the transactions contemplated by this Agreement.

         4.05 TITLE. Seller has good and marketable title to the Fixed Assets, free and clear of all mortgages, liens, security interests and similar encumbrances.

                                   ARTICLE 5

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as follows:

         5.01 ORGANIZATION AND STANDING. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted or proposed to be conducted.

         5.02 CORPORATE AUTHORITY. Buyer has the corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated by this Agreement in accordance with the terms of this Agreement.

         5.03 CORPORATE AUTHORIZATION. Buyer has taken all necessary corporate actions to authorize and approve the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement. This Agreement constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

         5.04 REQUIRED CONSENTS. No consents or approvals of any governmental body or authority and no consents or waivers from any other parties to leases, licenses, franchises, permits, indentures, agreements or other instruments are required for the lawful consummation by Seller of the transactions contemplated by this Agreement.

                                   ARTICLE 6

                          COVENANTS OF SELLER AND BUYER

         Seller and Buyer each covenant with the other as follows:

         6.01 THE CLOSING. The closing of the sale and purchase of the Purchased Assets (the "Closing") will take place at the corporate offices of Seller, located at 4050 Calle Real, Santa Barbara, California 93110, at 10:00 a.m. local time on September 1, 2000 (the "Closing Date") or such other time and place as Seller and Buyer may agree.


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         6.02 SUBLEASES. Buyer and Seller shall negotiate and execute the
Subleases, which shall include the terms set forth on Schedule 1.05, as well as other customary and usual terms and conditions for commercial subleases. Buyer and Seller shall also cooperate to obtain all required consents necessary for the Subleases.

         6.03 TITLE PLANT LEASE AGREEMENT/RIGHT OF FIRST REFUSAL. Buyer and Seller shall negotiate and execute a Lease Agreement pursuant to which Seller shall lease Buyer all of Seller's right, title and interest in and to Seller's title plant and/or title plant interest, including all records, files, data and related assets (collectively, the "Title Plant") (the "Lease Agreement"). Among other things, the Lease Agreement shall provide:

                  (a) for a term of ten (10) years;

                  (b) for total payments of Five Hundred Thousand Dollars ($500,000);

                  (c) for the initial payment of Four Thousand One Hundred Sixty Six Dollars and 67/100 ($4,166.67) to be due at Closing;

                  (d) for a One Dollar ($1.00) option to purchase the Title Plant at any time during the term of the Lease Agreement, provided all other payments due under the Lease Agreement and the Access Agreement (as defined below) have been paid;

                  (e) that if Buyer does purchase the Title Plant from Seller, Buyer shall grant Seller a right of first refusal to purchase the Title Plant back from Buyer at a purchase price equal to or greater to any offer Buyer received (excluding any offers by any affiliate of Buyer; and

                  (f) that at such time as all monies due Seller under the Lease Agreement are paid by Buyer, the Access Agreement shall be terminated.

         6.04 ACCESS AGREEMENT. Buyer and Seller shall negotiate and execute an Access Agreement, pursuant to which Seller shall grant Buyer access to the Title Plant for a monthly access fee (for access to the Title Plant) of One Thousand Dollars ($1,000) per month for a period of ten (10) years (the "Access Agreement").

         6.05 ISSUING AGENCY CONTRACT. Buyer and Seller shall negotiate and execute an Issuing Agency Contract whereby Buyer shall issue the title assurances of Seller, or its title underwriting affiliates, and no other title insurance company or underwriter (the "Agency Agreement"). Among other things, the Agency Agreement shall provide that:

                  (a) for a term concurrent with the Issuing Agency Agreement between Buyer and Fidelity National Financial, Inc. ("FNF"), which expires July 1, 2007;

                  (b) Buyer shall be liable for the first Five Thousand Dollars ($5,000) of any loss sustained or incurred by Seller as a result of the issuances of any title assurance by Buyer pursuant to the Agency Agreement;

                  (c) the division of premium shall be eighty-eight percent (88%) to Buyer and


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         twelve percent (12%) to Seller, subject to the following: one percent
         (1%) of the gross title insurance premium, from Seller's share thereof, shall be paid to Fidelity National Title Insurance Company ("Fidelity") for back office support and/or work services performed. Example: for each transaction, Buyer shall retain eighty-eight percent (88%) of the gross title insurance premium; CTI shall receive eleven percent of the gross title insurance premium after one percent (1%) is paid to Fidelity; and

                  (d) during the term of the Agency Agreement, all national referral business generated by Seller for Pima County, Arizona will be non-exclusive to Buyer.

         6.06 LICENSE AGREEMENT. Buyer and Seller shall negotiate and execute a software license agreement (the "License Agreement") pursuant to which Seller shall provide to Buyer: (i) the TEAM Software System ("TEAM") and/or (ii) the Sierra Office Software ("Sierra"). The Sierra and TEAM licenses, and initial training for the use of the related software, shall be provided at no expense to Buyer. However, Buyer shall bear the expense for the annual maintenance fee and for training support beyond the initial training for the all licensed software.

         6.07 CONFIDENTIALITY. All information concerning the terms of this Agreement shall be kept confidential by each party, its attorneys, accountants and representatives. All information furnished by one party to the other in connection with this Agreement or the transactions contemplated by this Agreement shall be kept confidential by such other party (and shall be used by it and its officers, attorneys, accountants and representatives only in connection with this Agreement and the transactions contemplated by this Agreement) except to the extent that such information (i) already is known to such other party when received, (ii) thereafter becomes lawfully obtainable from other sources, (iii) is required to be disclosed in any document filed by Seller or its affiliate with the Securities and Exchange Commission or any other agency of any government, (iv) is otherwise required to be disclosed pursuant to any federal or state law, rule or regulation or by any applicable judgment, order or decree of any court or by any governmental body or agency having jurisdiction after such other party has given reasonable prior written notice to the other parties to this Agreement of the pending disclosure of any such information, or
(v) is required to be disclosed to a parties investors or sources of financing who agree to hold such information in confidence. In the event that the transactions contemplated by this Agreement shall fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party to be returned to such other party.


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         6.08 SELLER'S PHONE NUMBER. If reasonably possible, after the Closing,
Buyer shall be permitted to use the existing phone number(s) of the Office. Seller shall use its best efforts to help facilitate the use of the existing phone number(s) by, and for the benefit of, Seller.

         6.09 DOCUMENT RETENTION. After Closing Buyer shall maintain and store the following documents for that period of time necessary to ensure compliance by Seller and/or Buyer with federal and/or state law, including, but not limited to, requirements promulgated by the Arizona Department of Insurance, the Arizona Banking Department or any other applicable administrative authority: escrow and title files; account servicing files and any personnel or other administrative files.

         6.10 STARTER EXCHANGE PROGRAM. After Closing, Buyer shall support and participate in the Starter Exchange Program (the "Program") upon such terms to be mutually agreed upon. For purposes of this Agreement, the Program shall mean cooperation in the current method of exchange of starters among Chicago Title, American Title, Fidelity National Title, Ticor Title and Security Union Title and cooperation in future updates and improvements in the Program.

                                   ARTICLE 7

                         CONDITIONS PRECEDENT TO CLOSING

         7.01 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER. The obligations of Buyer to effect the purchase of the Purchased Assets from the Seller shall be subject to fulfillment or waiver at or prior to the Closing Date of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Seller set forth in Article 4 of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (as though made on and as of the Closing Date) except (i) to the extent such representations and warranties are by their expressed provisions made as of a specified date and (ii) for the effect of transactions contemplated by this Agreement.

                  (b) Performance of Obligations. Seller shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date.



                  (c) Closing Deliveries. Buyer shall have received the following deliveries from Seller:

                           (i) Subleases. The Subleases, duly executed by
                  Seller.

                           (ii) The Lease Agreement. The Lease Agreement, duly
                  executed by Seller.

                           (iii) The Access Agreement. The Access Agreement
                  duly, executed by Seller.


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                           (iv) The Agency Agreement. The Agency Agreement duly,
                  executed by Seller.

                           (v) The License Agreement. The License Agreement
                  duly, executed by Seller.

                           (vi) Bill of Sale. A bill of sale, assignment and
                  assumption agreement conveying ownership of the Purchased Assets in the form attached hereto as Exhibit A (the "Bill of Sale"), duly executed by Seller.

                           (vii) Other Documents. Such other documents as shall
                  be reasonably requested by Buyer and its counsel or required to be delivered pursuant to this Agreement.

         7.02 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER. The obligations of Seller to effect the sale of the Purchased Assets to the Buyer at the Closing shall be subject to the fulfillment or waiver at or prior to the Closing Date of the following conditions:

                  (a) Litigation. Neither Seller nor Buyer shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the transactions contemplated by this Agreement.

                  (b) Representations and Warranties. The representations and warranties of Buyer set forth in Article 5 of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (as though made on and as of the Closing Date) except (i) to the extent such representations and warranties are by their expressed provisions made as of a specified date and (ii) for the effect of transactions contemplated by this Agreement.

                  (c) Performance of Obligations. Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date.

                  (d) Closing Deliveries. Buyer shall have received the following from Seller or such other party(ies):

                           (i) Subleases and related consents. The Subleases,
                  duly executed by Buyer, as well as all related and necessary consents for the Subleases.

                           (ii) The Lease Agreement. The Lease Agreement, duly
                  executed by Buyer.

                           (iii) The Access Agreement. The Access Agreement,
                  duly executed by Buyer.

                           (iv) The Agency Agreement. The Agency Agreement, duly
                  executed by Buyer.


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                           (v) The License Agreement. The License Agreement,
                  duly executed by Buyer.

                           (vi) The Bill of Sale. The Bill of Sale, duly
                  executed by Buyer.

                           (vii) Other Documents. Such other documents as shall
                  be reasonably requested by Buyer and its counsel or required to be delivered pursuant to this Agreement.

                           (viii) The Purchase Price. The Purchase Price in cash
                  or wire transfer in immediately available funds.

                                   ARTICLE 8

                                  TERMINATION

         8.01 METHODS OF TERMINATION. This Agreement may be terminated and the transactions herein contemplated may be abandoned at any time prior to the
Closing:

                  (a) By the Buyer, up until 5:00 p.m. on July 28, 2000, for any reason resulting from its business, legal and accounting due diligence with respect to the Business and the Purchased Assets.

                  (b) By mutual written consent of Buyer and Seller;

                  (c) By the Buyer, if there has been a material breach by Seller of any of its respective material representations, warranties, agreements or covenants set forth herein, or a failure of any condition to which the obligations of the Buyer are subject; or

                  (d) By Seller, if there has been a material breach by the Buyer of any of its representations, warranties, agreements or covenants set forth herein, or a failure of any condition to which the obligations of Seller are subject.

         8.02 PROCEDURE UPON TERMINATION. In the event of termination of this Agreement by Buyer or Seller or by both Buyer and Seller pursuant to Section
8.01 hereof, written notice thereof shall forthwith be given to the other party hereto and the transactions contemplated herein shall be abandoned without further action by Buyer or Seller. In addition, if this Agreement is terminated as provided herein:

                  (a) Each party will redeliver all documents, workpapers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same.

                  (b) All information of a confidential nature received by any party hereto with


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         respect to the business of any other party (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority) shall continue to be subject to the provisions of the Confidentiality Agreement.

                  (c) Upon any termination of this Agreement pursuant to this
         Article 8, the respective obligations of the parties hereto under this Agreement shall terminate and no party shall have any liability whatsoever to any other party hereto by reason of such termination, irrespective of the cause of such termination, except as set forth in this Article 8.

                                   ARTICLE 9

                                 MISCELLANEOUS

         9.01 BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.

         9.02 COUNTERPARTS. This Agreement may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

         9.03 GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of California without regard to any applicable conflicts of law.

         9.04 EXPENSES. Except as otherwise herein provided, each of the parties shall pay its respective costs and expenses incurred or to be incurred by it in connection with the negotiations respecting this Agreement and the transactions contemplated by this Agreement, including preparation of documents, obtaining any necessary approvals and the consummation of the other transactions contemplated by this Agreement.

         9.05 ASSIGNMENT. This Agreement shall only be assignable with the written consent of the other party.

         9.06 ENTIRE AGREEMENT. This Agreement, together with the exhibits and schedules hereto, contains the entire agreement among the parties with respect to the transactions contemplated by this Agreement and supersedes all other prior agreements, understandings and letters related to this Agreement.

         9.07 NOTICES. Any notice or other communications required or permitted by this Agreement shall be in writing and shall be deemed to have been duly given on the date mailed if mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a) if to Seller, to:

                      Chicago Title Insurance Corporation
                      4650 Calle Real
                      Santa Barbara, California 93110
                      Attention:  Tom Evans, Jr.


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                  (b) if to Buyer, to:

                      American National Financial, Inc.
                      1111 E. Katella Avenue, Suite 220
                      Orange, California 92867
                      Attention:  Dennis Duffy

         9.08 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

         9.09 SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement, whether in whole or in part, shall not in any way affect the validity and/or enforceability of any other provision of this Agreement. Any invalid or unenforceable provisions shall be deemed severable to the extent of any such invalidity or unenforceability.

         9.10 CONSENT TO EXCLUSIVE JURISDICTION AND VENUE. The parties hereto each hereby consents to personal jurisdiction and venue in the Superior Court of the State of California for Orange County, California for any action brought by any party arising out of the breach or threatened breach of this Agreement. The parties each agree that any action arising out of or related to this covenant shall be brought only and exclusively in the Superior Court of the State of California for Orange County, California.

         9.11 COSTS OF ENFORCEMENT. In the event any arbitration or litigation is brought to enforce any provision of this Agreement, the prevailing party shall be entitled to recover its reasonable costs and expenses of such arbitration or litigation, including reasonable fees and disbursements of counsel (both at trial and in appellate proceedings).


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         IN WITNESS WHEREOF, Seller and Buyer have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year first above written.

                                        "SELLER"

                                        CHICAGO TITLE INSURANCE CORPORATION


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        "BUYER"

                                        AMERICAN NATIONAL FINANCIAL, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


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

                                SCHEDULE 1.01(b)

                                  FIXED ASSETS



                                   [TO FOLLOW]

                                  SCHEDULE 1.03

                               ASSUMED LIABILITIES

1. The Assumed Liabilities shall include all equipment leases associated with the Purchased Assets.

                                [MORE TO FOLLOW]

                                  SCHEDULE 1.05

                                    SUBLEASES


1. Buyer and Seller shall enter into a sublease relating to Seller's real property lease for the premises described as _________________ (the "Main Office Sublease"). The Main Office Sublease shall provide for terms and conditions identical to those set forth in the existing lease.

2. Buyer and Seller shall enter into a sublease relating to Seller's real property lease for the premises described as _________________ (the "______ Sublease"). The ______Sublease shall provide for terms and conditions identical to those set forth in the existing lease.

3. Buyer and Seller shall enter into a sublease relating to Seller's real property lease for the premises described as _________________ (the "______ Sublease"). The ______Sublease shall provide for terms and conditions identical to those set forth in the existing lease.

4. Buyer and Seller shall enter into a sublease relating to Seller's real property lease for the premises described as _________________ (the "______ Sublease"). The ______Sublease shall provide for terms and conditions identical to those set forth in the existing lease.

5. Buyer and Seller shall enter into a sublease relating to Seller's real property lease for the premises described as _________________ (the "______ Sublease"). The ______Sublease shall provide for terms and conditions identical to those set forth in the existing lease.

                                  SCHEDULE 2.01

                     FIDUCIARY ASSETS AND FIDUCIARY ACCOUNTS


                                   [TO FOLLOW]

                                  SCHEDULE 4.04

                                REQUIRED CONSENTS

1.       Consents for the Subleases by the landlords of the related properties.

                                    EXHIBIT A

                                  BILL OF SALE

                                   [TO FOLLOW]